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                                                        Exhibit 23.1


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion in this Form 10-K of our report on the Financial Statements of Telenoticias del Mundo, L.P. for the year ended December 31, 1995 dated February 23, 1996 included in Registration Statement File No. 0-16099. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP

Miami, Florida,

March 26, 1996